Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Annual Report of Westell Technologies, Inc. (the "Company") on Form 10-K/A for the fiscal period ending March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that based on their knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of and for the periods covered in the Report.

/s/ THOMAS E. MADER

Thomas E. Mader

July 30, 2007

/s/ AMY T. FORSTER

Amy T. Forster

July 30, 2007

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The forgoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-K/A and shall not be considered filed as part of the Form 10-K/A.